Exhibit 16.1

RSM US LLP
1 S Wacker Drive Suite 800 Chicago, IL 60606
March 17, 2016	O +1 312 634 3400 F +1 312 634 3410
www.rsmus.com
Securities and Exchange Commission Washington, D.C. 20549
Commissioners:
We have read Calamos Asset Management, Inc and its subsidiaries’ statements included under Item 4.01 of its Form 8-K filed on March 17, 2016 and we agree with such statements concerning our firm.

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